Exhibit 99.2

ATEC ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

CARLSBAD, Calif., October 13, 2020 — Alphatec Holdings, Inc. (“ATEC”) (NASDAQ: ATEC), a provider of innovative spine surgery solutions dedicated to revolutionizing the approach to spine surgery, today announced that it has commenced an underwritten public offering of $85 million of shares of its common stock. In connection with the offering, ATEC intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the number of shares of common stock sold in the offering. All of the shares in the offering are to be sold by ATEC. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Morgan Stanley and Cowen are acting as joint book-running managers in the offering. Canaccord Genuity LLC is acting as lead manager in the offering with Lake Street Capital Markets, LLC and Northland Capital Markets acting as co-managers.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-241677) previously filed with and declared effective by the Securities and Exchange Commission. The offering will be made only by means of a written prospectus and prospectus supplement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus may also be obtained from Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, or by e-mail at prospectus@morganstanley.com or Cowen, c/o Broadridge Financial Solutions, Attn: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (833) 297-2926 or by email at PostSaleManualRequests@broadridge.com. This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may only be made by means of a prospectus supplement and related base prospectus.

About ATEC

Alphatec Holdings, Inc. (ATEC), through its wholly-owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation Machine is focused on developing new approaches that integrate seamlessly with the SafeOp Neural InformatiX System to safely and reproducibly treat spine’s various pathologies and achieve the goals of spine surgery. Alphatec’s vision is to become the Standard Bearer in Spine.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. ATEC cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in ATEC’s most recent annual report, any subsequent quarterly and current reports, and certain other filings, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Company Contact:

Jeff Black

Chief Financial Officer

ir@atecspine.com

Investor/Media Contact:

Tina Jacobsen

Investor Relations

(760) 494-6790

ir@atecspine.com